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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): July 26, 2000


                              SYMANTEC CORPORATION
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             (Exact name of registrant as specified in its charter)
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
        Delaware                                 0-17781                                  77-181864
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(State of Incorporation or Organization)     (Commission File Number)        (I.R.S. Employer Identification No.)
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
20330 Stevens Creek Boulevard, Cupertino, California                      95014
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(Address of principal executive Offices)                              (Zip Code)
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Registrant's telephone no., including area code:  (408) 253-9600
                                                  --------------



                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)


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Item 5. Other Events.

Business Combination

     On July 26, 2000, Symantec Corporation, a Delaware corporation ("Symantec"), entered into an Agreement and Plan of Merger (the "Agreement") with Apache Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Symantec ("Merger Sub"), and AXENT Technologies, Inc., a Delaware corporation ("AXENT"). Under the Agreement, Merger Sub will merge with and into AXENT, and AXENT will survive as a wholly-owned subsidiary of Symantec. The merger is intended to be a tax-free reorganization for federal income tax purposes, and AXENT stockholders will receive 0.50 shares of Symantec common stock for each share of AXENT common stock they own. Based upon Symantec's closing price of $63.69 on Wednesday, July 26, 2000, this represents a price of $31.84 per AXENT share. Symantec will issue approximately 15.3 million shares of common stock to AXENT stockholders to complete the transaction.

     The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by this reference.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

          2.1 Agreement and Plan of Merger, dated as of July 26, 2000, among Symantec, Merger Sub and AXENT.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 SYMANTEC CORPORATION

                                 /s/ John W. Thompson
                                 -----------------------
                                 John W. Thompson
                                 Chairman, President and Chief Executive Officer


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                                  EXHIBIT INDEX
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
Exhibit
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
  2.1 Agreement and Plan of Merger, dated as of July 26, 2000, among Symantec, Merger Sub and AXENT.
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